UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2026

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, PA	15901
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See disclosure in the third bullet under Item 7.01 below, which is incorporated herein by reference. Mr. Stopko does not have an interest requiring disclosure under either Items 401(d) and 404(a) of Regulation S-K, and information required under Items 401(b) and (e) of Regulation S-K and related to any material plan, contract or arrangement with respect to Mr. Stopko is incorporated by reference to the information under the caption "Directors" of Part III, Item 10 (Directors, Executive Officers and Corporate Governance) and under Part III, Item 11 (Executive Compensation) in the Annual Report on Form 10-K for the year ended December 31, 2025 of AmeriServ Financial, Inc. (the “Company’), filed with the Securities and Exchange Commission on March 18, 2026.

Item 7.01	Regulation FD Disclosure.

Michael Lynch, one of the Company’s senior executives, retired on May 18, 2026, after a long and successful career. Prior to his retirement, Mr. Lynch served as an Executive Vice President of both the Company and its wholly owned banking subsidiary, AmeriServ Financial Bank (the “Bank”), holding the multiple titles of Chief Financial Officer (CFO), Chief Risk Officer (CRO) and Chief Investment Officer (CIO). On May 22, 2026, the Company elected to restructure Lynch’s former position, effective following his resignation, in the following manner:

•	Bettina Fochler has assumed the role of CRO for the Company while continuing to perform her current duties as Senior Vice President and Chief Credit Officer for the Bank. Ms. Fochler has extensive knowledge of credit risk and has served on the Bank’s Executive Risk Committee.

•	Tammie Slavick assumed the role of Senior Vice President & CIO for the Company. Ms. Slavick previously served as a Vice President responsible for liquidity and interest rate risk management for the Bank with extensive knowledge of the asset liability management process.

•	Finally, the CFO responsibilities of the Company and the Bank will be assumed by Jeffrey Stopko, who will continue to perform his current duties as President & Chief Executive Officer (CEO). Mr. Stopko previously served as the CFO of the Company and the Bank for many years prior to his appointment as President & CEO of the Company and the Bank in 2015 and has continuously maintained his CPA license His assumption of the CFO role will also generate meaningful cost savings for the Company as we work to continue to improve our efficiency and profitability.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined in the Exchange Act and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could cause the Company’s results to differ materially from management's current expectations. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025. In addition to such risks and uncertainties, the Company’s ability to successfully generate meaningful cost savings from the management changes discussed above will impact the Company’s future results. Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information. The statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no responsibility to publicly update or revise any forward-looking statement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

Date: May 27, 2026	By	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
President, Chief Executive Officer & Chief Financial Officer

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